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H.J. GRUY AND ASSOCIATES, INC.
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1200 SMITH STREET, SUITE 3040, HOUSTON, TEXAS 77002 * FAX (713)739-6112
 * (713) 739-1000


               CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of information derived from our reserve report dated February 19, 1996, relating to the estimated quantities of certain of the Company's proved reserves of oil and gas and the related estimates of future net revenue and present values thereof for certain periods, included in the Company's Annual Report of Form 10-K for the year ended December 31, 1995, as well as in the Notes to the Consolidated Financial Statements of the Company in such annual report. We also consent to the reference to us under the heading of "Experts" in such Registration Statement as well as in the Notes to the Consolidated Financial Statements of the Company in such Registration Statement.


                                       H.J. GRUY AND ASSOCIATES, INC.

                                       BY:  /s/ JAMES H. HARTSOCK
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                                       Executive Vice President


Houston, Texas
March 4, 1996